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                  [O'SULLIVAN GRAEV & KARABELL, LLP LETTERHEAD]

                                                                       Exhibit 5



Heartland Wireless Communications, Inc.
903 North Bowser, Suite 140
Richardson, Texas  75081

                     HEARTLAND WIRELESS COMMUNICATIONS, INC.
                 600,000 SHARES OF COMMON STOCK, $.001 PAR VALUE


Dear Sirs:

          We have acted as counsel for Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-3 (File No. 33-____________)(the "Registration Statement") under the Securities Act of 1933, as amended, relating to 600,000 shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock"), of the Company.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below. As to certain questions of fact material to the opinion contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

          Based upon the foregoing, we are of the opinion as follows:

          1. The Company is a validly existing corporation under the laws of the State of Delaware.

          2. The Shares have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Warrant Agreement dated as of April 26, 1995 between the Company and Bankers Trust Company, as warrant agent, will be validly issued, fully paid and nonassessable.


          We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

          We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement as Exhibit 5 thereto.

                                        Very truly yours,

                                        /s/ O'Sullivan Graev & Karabell, LLP